Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amendment no. 1 to the  Quarterly Report of Game Trading Technologies, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”),  Todd Hays, Chief Executive Officer  and Richard Leimbach, Chief Financial Officer , of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 20, 2011	/s/ Todd Hays
Todd Hays
Chief Executive Officer

/s/ Richard Leimbach
Richard Leimbach
Chief Financial Officer